1. Amended and Restated Agreement and Declaration of Trust dated
March 21, 2014  Incorporated by reference to PostEffective
Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.

2. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration
Statement filed on March 28, 2014.

3. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated March 7, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.

4. SubAdvisory Contract among Putnam Investment Management, LLC,
Putnam Investments Limited and The Putnam Advisory Company, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration
Statement filed on March 28, 2014.